UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

INDIE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40481	87-0913788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 608-0854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	INDIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2023 (the “Closing Date”), indie Semiconductor, Inc., a Delaware corporation (“indie”), completed the acquisition of Exalos AG, a Swiss corporation (“Exalos”), pursuant to that Share Sale and Purchase Agreement (the “Share Purchase Agreement”) by and among indie, Ay Dee Kay Ltd., a private limited company incorporated under the laws of England and Wales in the United Kingdom and a wholly owned subsidiary of indie (“indie UK”) and all of the stockholders of Exalos (the “Securityholders”), whereby indie UK acquired all of the outstanding common shares of Exalos, each with a nominal value of CHF 1 (the “Acquisition”).

The aggregate consideration for the Acquisition is up to $65 million (the “Purchase Price”), consisting of (i) a base purchase price equal to $45.0 million and (ii) up to $20.0 million of additional aggregate consideration contingent upon the achievement by the acquired business of certain revenue targets (the “Earnout Consideration”) over two one-year periods following the closing (the “Earnout Period”). The base purchase price, less a $2.5 million holdback (the “Holdback Amount”), was paid by indie at the closing to the Securityholders in indie shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) at closing (the “Closing Consideration”) and is subject to post-closing adjustment as described below. The Earnout Consideration, to the extent earned, is payable, at indie’s election, in cash, Common Stock, or any combination thereof. The Holdback Amount will be retained by indie for 12 months after the closing as a source of recovery, together with a right of set-off against up to $2.0 million of any earned Earnout Consideration, for any claims against the Securityholders for breaches of representations, warranties, covenants and agreements under the Share Purchase Agreement. The Holdback Amount, less any such claims of indie, is payable to the Securityholders in shares of the Common Stock. Hereinafter, the Earnout Consideration, the Closing Consideration and the Holdback Amount are referred to collectively as the “Acquisition Consideration”. The Purchase Price is subject to working capital and other adjustments as provided in the Share Purchase Agreement.

The shares of Common Stock included in the Acquisition Consideration are subject to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on the Closing Date registering for resale the shares of indie Common Stock issued to the Securityholders in connection with the Acquisition. Shares of Common Stock received by Securityholders will be subject to certain volume and manner of sale restrictions pursuant to the Share Purchase Agreement.

The Share Purchase Agreement also includes customary representations and warranties regarding Exalos and its business and assets, as well as a provision under which the Securityholders have appointed a stockholders’ representative to act on their behalf in connection with the Acquisition. Certain Securityholders will also enter into non-competition and non-solicitation agreements with indie in connection with the Acquisition.

The transaction has been approved by the Boards of Directors of indie and Exalos.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is hereby incorporated into this report by reference. The Share Purchase Agreement governs the contractual rights between the parties in relation to the Acquisition. The Share Purchase Agreement has been filed as an exhibit hereto to provide investors with information regarding the terms of the Acquisition and is not intended to modify or supplement any factual disclosures about indie in its public reports filed with the SEC. In particular, the Share Purchase Agreement is not intended to constitute, and should not be relied upon as, disclosure regarding any facts and circumstances relating to indie.

The representations, warranties, and covenants contained in the Share Purchase Agreement have been made solely for the purposes of the Share Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Share Purchase Agreement; and are not intended as statements of fact to be relied upon by the parties’ stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Share Purchase Agreement, which disclosures are not reflected in the Share Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Except as specifically set forth in the Share Purchase Agreement, stockholders are not third-party beneficiaries under the Share Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of indie. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in indie’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Acquisition, indie issued approximately 6.6 million shares of Common Stock at the closing, and may issue additional shares of Common Stock in respect of any remaining portion of the Holdback Amount, as well as up to a maximum of approximately $20 million of shares of Common Stock to the then existing securityholders of Exalos assuming full achievement of the earnout targets over the Earnout Period based on the market price of the Common Stock over a period immediately preceding the time such Earn-Out Consideration becomes payable, all as provided in the Share Purchase Agreement. The exact number of shares of Common Stock to be issued will depend upon whether earnout targets are achieved and the amount of any earned Earnout Consideration, the future market value of the Common Stock, the working capital and other adjustments to the Purchase Price set forth in the Share Purchase Agreement, including offsets, if any, for indemnification obligations, and whether Earnout Consideration will be paid in cash or Common Stock, at indie’s election. The shares of Common Stock were issued, and after the Earnout Period will be issued, in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act.

The additional information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares of indie Common Stock to the Exalos stockholders in connection with the Acquisition is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. indie does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in indie’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. indie qualifies all of its forward-looking statements by these cautionary statements.

Item 7.01 Regulation FD Disclosure.

On September 18, 2023, indie issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Sale and Purchase Agreement, dated as of September 18, 2023, by and among indie, indie UK. and the Securityholders
99.1	Press Release, dated September 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. indie agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

September 18, 2023	By:	/s/ Thomas Schiller
		Name:	Thomas Schiller
		Title:	Chief Financial Officer & EVP of Strategy (Principal Financial Officer)

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